Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Kathleen Danenberg, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-KSB of Response Genetics, Inc. and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: April 29, 2008

/s/ Kathleen Danenberg
Katheleen Danenberg
President and Chief Executive Officer